                                                                    Exhibit 99.1

LGL HIRES CAYMUS PARTNERS TO REVIEW VALUE ENHANCING INITIATIVES

Greenwich, CT, March 21, 2007 -- The LGL Group, Inc. (ASE:LGL), a multi-industry engineering  company that  manufactures  a broad range of capital  equipment and custom-designed  electronic  components,  announced it has been approached by an investment  group  interested  in purchasing  Lynch  Systems,  Inc.,  one of its subsidiary  companies,  which produces  advanced  manufacturing  systems for the tableware industry.

"We have been in the glass  industry  since 1914,  and it is now  evolving  more rapidly to meet global demands,  especially in high growth  economies.  It makes sense that as part of this evolution,  the fragmented  glass industry will begin to consolidate. We must now have a process in place to determine the best option for building  long-term  shareholder  value." said Jeremiah  Healy,  LGL Group's
President.

The firm has retained Caymus Partners LLC, a middle-market  investment  bank, to investigate the offer and other value-enhancing opportunities.  "While the offer to purchase Lynch Systems is interesting, the board has asked Caymus Partners to represent  the company to assess LGL Group's  overall  value-creating  efforts,"
said LGL Chairman Marc Gabelli.

 "We feel the  company  has  been  undervalued  by the  market  for some  time,"
according to Mr. Healy. "We will strive to correct that image as we continue the process of improving our financial position and cash flow  competitiveness,"  he said. "This board initiative in hiring Caymus Partners  continues the process of growing the business from a position of strength started over two years ago with the selection of new management,  the acquisition of PTI, and  restructuring the company's  financial  position.  It helps  underscore the board's  commitment to value creation."

Lynch  Systems is one of the  world's  leading  manufacturers  of glass  forming machinery.  The company  produces  and  installs  equipment  that cuts and forms tableware such as glass tumblers, plates, cups, saucers and pitchers; as well as glass  block,  industrial  lighting,  commercial  optical  glass and  automobile lenses.

"We have been  concentrating  efforts on developing and marketing  products that appeal to customers in all segments of the consumer glass sector,  both here and abroad. China, for example, is a target market with exceptional potential and we feel we have an inside track to that region," said Mr. Healy.

This  approach  to acquire  the  original  LGL Group  business  puts in motion a process  to  surface  values.  "We  are a  publicly  traded  micro-cap  original equipment  manufacturer with a long history of competing globally. We must be in a position to grow with our partners in the capital markets, and our stock price is essential in that context," said Mr. Healy.

In addition to the glass industry,  LGL Group's MtronPTI  division  manufactures and markets custom-designed  electronic components used to control the frequency of  signals  in  electronic  circuits.  The  products  are used  extensively  in infrastructure  equipment  for  the  telecommunications  and  network  equipment industries.  They are also used in electronic systems for military applications, avionics,  medical  devices and global  positioning  systems.  "This business is
highly   specialized  yet  very  fragmented,   with   opportunities  for  margin

improvements  through  scale  synergies.  We  believe  we  can be  effective  in consolidating  the market,  and have asked  Caymus  Partners to assist with this program as well," said Mr. Healy. We will continue to  aggressively  explore any and all options that  contribute to our goal of increasing  shareholder  value,"
said LGL  Chairman  Marc  Gabelli.  "This will  include  the growth of  existing
businesses,   selective  divestitures  and  acquisitions,   and  furthering  the
company's  ongoing  restructuring,"  Mr.  Gabelli  said.  "It will also  involve securing the best management teams in our industry sectors and working with them to implement these objectives."

CONTACT: Victor Emmanuel, VJE Consultants: 914-305-5198